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                                                                  Exhibit 10ss-1


                         FIRST ADMINISTRATIVE AMENDMENT
                                       TO
                       AMERITECH ESTATE PRESERVATION PLAN
                         (Effective as of July 1, 1990)



Pursuant to authority reserved to Ameritech Corporation, the Ameritech Estate Preservation Plan (Effective as of July 1, 1990) (the "Plan") is hereby amended effective as of October 1, 1993 as follows:

1.       To add the following as paragraph 6.3 of the Plan:

              "6.3 Administrative Amendments. The Company's Senior Vice President - Human Resources, or such other officer of the Company as may from time to time be primarily responsible for human resources matters, may, with the concurrence of the Company's Executive Vice President and General Counsel, make minor or administrative amendments to the Plan;" and



2. To delete subparagraph (v) of paragraph 4.8(a) in its entirety and to substitute therefor the following:

              "(v) the latest of:

                   (A) the date the Participant's employment with the Company or a Subsidiary terminates after the Participant has reached age 65 and on or after the date upon which the Participant becomes retirement eligible, or

                   (B) the date the Participant reaches age 65 for any Participant whose employment with the Company or a Subsidiary terminates on or after the date upon which the Participant becomes retirement eligible but before the Participant has reached age 65, or

                   (C) the date immediately before the date fifteen (15) years after the policy date of the Estate Preservation Policy
                   (as defined therein).
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          For purposes of subparagraph (C) above, all years during which any Estate Preservation Policy is in effect with respect to a Participant, whether or not consecutive, shall be aggregated."





Dated:  November 30, 1993

                                                       AMERITECH CORPORATION

Concur:                               By: /s/          Martha L. Thornton
                                         ---------------------------------------
                                                       Senior Vice President -
/s/  Thomas P. Hester                                  Human Resources
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Executive Vice President and
General Counsel